Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

WESTINGHOUSE AIR BRAKE COMPANY

* * * * *

Original Certificate of Incorporation

Filed with the Secretary of State

on October 19, 1989

This Restated Certificate of Incorporation of Westinghouse Air Brake Company, formerly known as Rail Acquisition Corp. and originally incorporated as WABCO Acquisition Corp., was duly adopted by the stockholders and Board of Directors of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FIRST: The name of the Corporation is Westinghouse Air Brake Company (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at the address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: Authorized Capital.

4.1 Authorized Shares. The total number of shares of all classes of stock of which the Corporation shall have authority to issue is 101,000,000 shares, consisting of:

(a)	100,000,000 shares of Common Stock, each having a par value of one penny ($.01); and

(b)	1,000,000 shares of Preferred Stock, each having a par value of one penny ($.01).

4.2 Preferred Stock. The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock and, by filing a certificate pursuant to the GCL, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

(g) The right of the shares of that series to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issue of any additional stock (including additional shares of such series or of any other series); and (iii) the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation;

(h) The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock, and

(i) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

5.1 The business and affairs of the Corporation shall be managed as set forth in the By-Laws of the Corporation.

5.2 The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

5.3 The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

5.4 No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.4 of Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.5 In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, said Westinghouse Air Brake Company has caused its Restated Certificate of Incorporation to be executed in its corporate name by William E. Kassling, its President, and attested by Robert J. Brooks, its Secretary, this 31st day of January 1995.

WESTINGHOUSE AIR BRAKE COMPANY

By	/s/ William E. Kassling
Title	President

Attest:

By	/s/ Robert J. Brooks
Secretary

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

WESTINGHOUSE AIR BRAKE COMPANY

Westinghouse Air Brake Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of said Corporation, at a meeting duly held, have duly adopted, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, an amendment to the Restated Certificate of Incorporation of the Corporation whereby Article FOURTH thereof is changed so that, as amended, said Article shall be and read as follows:

“FOURTH: Authorized Capital.

4.1 Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of:

(a) 100,000,000 shares of Common Stock, par value $.01; and

(b) 1,000,000 shares of Preferred Stock, par value $.01.

4.2 Preferred Stock. The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock and, by filing a certificate pursuant to the GCL, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, without limitation, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, the declaration and payment dates and the payment preference, if any, to dividends payable on any other class or classes or aeries of stock;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms thereof;

(d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions thereof;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions thereof;

(f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts thereof;

(g) The right of the shares of that series to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary; (ii) the issue of any additional stock (including additional shares of such series or of any other series); and (iii) the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation;

(h) The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

(i) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed as of the 29th day of March, 1995.

WESTINGHOUSE AIR BRAKE COMPANY

By	/s/ Robert J. Brooks
Title	Vice President and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

W & P HOLDING CORP.

INTO

WESTINGHOUSE AIR BRAKE COMPANY

Westinghouse Air Brake Company, a corporation organized and existing under the laws of Delaware, does hereby certify:

FIRST: That this corporation was incorporated on the 19th day of October, 1989, pursuant to the General Corporation Law of the Slate of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the capital stock of W & P Holding Corp., a corporation incorporated on the 24th day of January, 1995, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 26th day of December, 1997, determined to and did merge into itself said W & P Holding Corp.:

WHEREAS, there has been presented to the Board of Directors a plan to restructure certain of the operations and subsidiaries of the Corporation (the “Restructuring”); and

WHEREAS, the Restructuring will include, among other things, the merger of W & P Holding Corp. (“W&P”) into the Corporation; the merger of Pulse Electronics, Inc. (“Pulse”) into the Corporation; the establishment of a new Delaware corporation to hold certain assets of the Corporation; and the transfer of certain manufacturing, intangible and real estate assets of the Corporation to Vapor Corporation:

NOW, THEREFORE, BE IT:

RESOLVED, that the Restructuring and all aspects thereof be and are hereby approved, including without limitation the following in the following order: (i) the merger of W&P with and into the Corporation (the “W&P Merger”), with the Corporation as the surviving entity; (ii) the merger of Pulse with and into the Corporation (the “Pulse Merger”), with the Corporation as the surviving entity; (iii) the transfer of certain manufacturing, intangible and real estate assets of the Corporation’s Cardwell and U.S. Freight Divisions to Vapor Corporation, and (iv) the establishment of a new Delaware corporation as a subsidiary of the Corporation to own Vapor Corporation;

FURTHER RESOLVED, that as a result of the W&P Merger and the Pulse Merger, the Corporation will assume all obligations of W&P and Pulse;

FURTHER RESOLVED, that the proper officers of the Corporation be, and each hereby is, authorized for and on behalf of the Corporation and in its name to take any and all further action and to deliver all such documents and instruments as any one of them may deem necessary or advisable in order to carry out the full intent and purposes of the foregoing resolutions, the taking of any such action to constitute conclusive evidence of the exercise of such discretionary authority; and

FURTHER RESOLVED, that this Consent may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, said Westinghouse Air Brake Company has caused this Certificate of Merger to be signed by George A. Socher, its Vice President, as of the 26th day of December, 1997.

WESTINGHOUSE AIR BRAKE COMPANY

By	/s/ George A. Socher
George A. Socher
Vice President

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PULSE ELECTRONICS, INC.

INTO

WESTINGHOUSE AIR BRAKE COMPANY

Westinghouse Air Brake Company, a corporation organized and existing under the laws of Delaware, does hereby certify:

FIRST: That this corporation was incorporated on the 19th day of October, 1989, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the capital stock of Pulse Electronics, Inc., a corporation incorporated on the 23rd day of January, 1995, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 26th day of December, 1997, determined to and did merge into itself said Pulse Electronics, Inc:

WHEREAS, there has been presented to the Board of Directors a plan to restructure certain of the operations and subsidiaries of the Corporation (the “Restructuring”); and

WHEREAS, the Restructuring will include, among other things, the merger of W&P Holding Corporation (“W&P”) into the Corporation; the merger of Pulse Electronics, Inc. (“Pulse”) into the Corporation; the establishment of a new Delaware corporation to hold certain assets of the Corporation; and the transfer of certain manufacturing, intangible and real estate assets of the Corporation to Vapor Corporation;

NOW, THEREFORE, BE IT:

RESOLVED, that the Restructuring and all aspects thereof be and are hereby approved, including without limitation the following in the following order: (i) the merger of W&P with and into the Corporation (the “W&P Merger”), with the Corporation as the surviving entity; (ii) the merger of Pulse with and into the Corporation (the “Pulse Merger”), with the Corporation as the surviving entity, (iii) the transfer of certain manufacturing, intangible and real estate assets of the Corporations Cardwell and U.S. Freight Divisions to Vapor Corporation, and (iv) the establishment of a new Delaware corporation as a subsidiary of the Corporation to own Vapor Corporation;

FURTHER RESOLVED, that as a result of the W&P Merger and the Pulse Merger, the Corporation will assume all obligations of W&P and Pulse:

FURTHER RESOLVED, that the proper officers of the Corporation be, and each hereby is, authorized for and on behalf of the Corporation and in its name to take any and all further action and to deliver all such documents and instruments as any one of them may deem necessary or advisable in order to carry out the full intent and purposes of the foregoing resolutions, the taking of any such action to constitute conclusive evidence of the exercise of such discretionary authority; and

FURTHER RESOLVED, that this Consent may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, said Westinghouse Air Brake Company has caused this Certificate of Merger to be signed by George A. Socher, its Vice President, as of the 26th day of December, 1997.

WESTINGHOUSE AIR BRAKE COMPANY

By	/s/ George A. Socher
George A. Socher
Vice President

CERTIFICATE OF MERGER

OF

MOTIVEPOWER INDUSTRIES, INC.

INTO

WESTINGHOUSE AIR BRAKE COMPANY

The undersigned corporation, Westinghouse Air Brake Company, DOES HEREBY CERTIFY THAT:

FIRST: The names and states of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Westinghouse Air Brake Company	Delaware
MotivePower Industries, Inc.	Pennsylvania

SECOND: An Amended and Restated Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: The name of the surviving corporation of the merger is Westinghouse Air Brake Company.

FOURTH: The Certificate of Incorporation of Westinghouse Air Brake Company, a Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Amended and Restated Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 1001 Air Brake Avenue, Wilmerding, PA 15148.

SIXTH: A copy of the Amended and Restated Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of MotivePower Industries, Inc, is 55,000,000 shares of common stock, par value $.01 and 10,000,000 shares of preferred stock, par value $.01.

IN WITNESS WHEREOF, Westinghouse Air Brake Company has caused this Certificate of Merger to be duly executed as of the 19th day of November, 1999.

WESTINGHOUSE AIR BRAKE COMPANY

By:	/s/ Robert J. Brooks
Name:	Robert J. Brooks
Title:	Vice President

ACKNOWLEDGEMENT

The undersigned, Robert J. Brooks, an officer of Westinghouse Air Brake Company, who executed on behalf of said corporation the foregoing Certificate of Mergers, of which this Acknowledgement is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate of Merger to be the corporate act and deed of said corporation and further certifies that, to the best of such person’s knowledge, information and belief, the matters and facts set forth therein are true in all material respects.

/s/ Robert J. Brooks
Name: Robert J. Brooks

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

WABCO MERGER SUBSIDIARY, INC.

INTO

WESTINGHOUSE AIR BRAKE COMPANY

Westinghouse Air Brake Company (“WABCO”), a corporation organized and existing under the laws of Delaware, does hereby certify:

FIRST: That WABCO was incorporated on the 19th day of October, 1989, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That WABCO owns all of the outstanding shares of the stock of WABCO Merger Subsidiary, Inc., a corporation incorporated on the 23rd day of December, 1999, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That WABCO, by the following resolutions of its Board of Directors, duly adopted at a meeting held on November 11, l999, filed with the minutes of the Board, determined to merge into itself said WABCO Merger Subsidiary, Inc.:

RESOLVED, that WABCO Merger Subsidiary, Inc. be incorporated as a Delaware corporation and wholly-owned subsidiary of WABCO (the “Subsidiary”), and that Subsidiary be merged with and into WABCO and that WABCO assume all of its obligations;

RESOLVED FURTHER, that the merger shall be effective upon filing with the Secretary of State of Delaware;

RESOLVED FURTHER, that the proper officers of WABCO be and they are hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Subsidiary and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and to do all such other acts and things and to execute, sign, verify, acknowledge, deliver, file and record all such other instruments, returns and documents, in the name and on behalf of WABCO and under its corporate seal or otherwise, as they in their judgment shall deem necessary, proper or advisable in order to effect said merger;

RESOLVED FURTHER, that WABCO change its corporate name by changing Article FIRST of its Restated Certificate of Incorporation to read as follows:

Article FIRST: The name of the Corporation is Westinghouse Air Brake Technologies Corporation.

RESOLVED FURTHER, that if in connection with the merger and action referred to above, any specific form of resolution is required to be adopted, such resolution be and the same hereby is adopted, and the Secretary be, and he hereby is, authorized and directed to certify such resolution as having been adopted and to attach a copy thereof hereto.

IN WITNESS WHEREOF, said Westinghouse Air Brake Company has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer this 23rd day of December, 1999.

WESTINGHOUSE AIR BRAKE COMPANY

By	/s/ Robert J. Brooks
Name	Robert J. Brooks
Title	Vice President and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

STONE SAFETY SERVICE CORPORATION

INTO

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

Westinghouse Air Brake Technologies Corporation (“WABCO”), a corporation organized and existing under the laws of Delaware; does hereby certify:

FIRST: That WABCO was incorporated on the 19th day of October, 1989, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That WABCO owns all of the outstanding shares of the stock of Stone Safety Service Corporation, a corporation incorporated on the 23rd day of April, 1979, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That WABCO, by the following resolutions of its Board of Directors, duly adopted at a meeting held on November 11, 1999, filed with the minutes of the Board, determined to and did merge into itself said Stone Safety Service Corporation:

RESOLVED, that Stone Safety Service Corporation, a Delaware corporation and wholly-owned subsidiary of WABCO (the “Subsidiary”) be merged with and into WABCO and that WABCO assume all of its obligations;

RESOLVED FURTHER, that the Merger shall be effective upon filing with the Secretary of State of Delaware;

RESOLVED FURTHER, that the proper officers of WABCO be and they are hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Subsidiary and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and to do all such other acts and things and to execute, sign, verify, acknowledge, deliver, file and record all such other instruments, returns and documents, in the name and on behalf of WABCO and under its corporate seal or otherwise, as they in their judgment shall deem necessary, proper or advisable in order to effect said merger;

RESOLVED FURTHER, that if in connection with the merger and action referred to above, any specific form of resolution is required to be adopted, such resolution be and the same hereby is adopted, and the Secretary be, and he hereby is, authorized and directed to certify such resolution as having been adopted and to attach a copy thereof hereto.

IN WITNESS WHEREOF, said Westinghouse Air Brake Technologies Corporation has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer this 28th day of December, 1991.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By	/s/ Robert J. Brooks
Name	Robert J. Brooks
Title	Vice President and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

MICROPHOR COMPANY

INTO

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST: That this corporation was incorporated on the 19th day of October, 1989 pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of Microphor Company, a corporation incorporated on the 28th day of February, 1980 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board as of the 30th day of June, 2000, determined to and did merge into itself said Microphor Company:

RESOLVED, that Westinghouse Air Brake Technologies Corporation merge, and it hereby does merge, into itself the said Microphor Company and assumes all of its obligations;

RESOLVED FURTHER, that the merger shall be effective upon filing with the Secretary of State of Delaware; and

RESOLVED FURTHER, that the proper officers of this corporation be and are hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Microphor Company into itself and assume its liabilities and obligations, and the date of adoption thereof and to cause the same to be filed with the Secretary of State of Delaware and to do all such other acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Westinghouse Air Brake Technologies Corporation at any time prior to the time that this merger being filed with the Secretary of State becomes effective.

IN WITNESS WHEREOF, said Westinghouse Air Brake Technologies Corporation has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer this 30th day of June, 2000.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Senior Vice President - Finance

CERTIFICATE OF MERGER

MERGING

TECHNICAL SERVICE & MARKETING, L.L.C.

INTO

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

Pursuant to Title 8, Section 264(c), of the Delaware General Corporation Law, and Title 6, Section 18-209, of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger

FIRST: The name of the surviving corporation is Westinghouse Air Brake Technologies Corporation, a Delaware corporation. The name of the entity being merged into the surviving corporation is Technical Service & Marketing, L.L.C., a limited liability company formed under the laws of the state of Delaware.

SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264(c) of the Delaware General Corporation Law.

THIRD: The name of the surviving corporation is Westinghouse Air Brake Technologies Corporation.

FOURTH: The Restated Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The Agreement of Merger is on file at 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.

SEVENTH: The merger is effective immediately upon the filing of this Certificate of Merger.

IN WITNESS WHEREOF, said Westinghouse Air Brake Technologies Corporation has caused this Certificate of Merger to be signed by its duly authorized officer this 30th day of June, 2000.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Senior Vice President - Finance

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

VAPOR CORPORATION

INTO

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of Delaware, does hereby certify:

FIRST: That this corporation was incorporated on the 19th day of October, 1989 pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Vapor Corporation, a corporation incorporated on the 28th day of February, 1990 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 11th day of December, 2001, determined to and did merge into itself said Vapor Corporation:

RESOLVED, that Westinghouse Air Brake Technologies Corporation merge, and it hereby does merge, into itself the said Vapor Corporation and assumes all of its obligations;

RESOLVED FURTHER, that the merger shall be effective upon filing with the Secretary of State of Delaware; and

RESOLVED FURTHER, that the proper officer of Ibis corporation be and he is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Vapor Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

FOURTH: This Merger shall become effective at 11:59 p.m. on December 31, 2001.

IN WITNESS WHEREOF, said Westinghouse Air Brake Technologies Corporation has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer this 28th day of December, 2001.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By	/s/ George A. Socher
Name	George A. Socher
Its	Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that

1. The name of the corporation (hereinafter called the “corporation”) is WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on November 17, 2003

/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon, Chief Financial Officer

CERTIFICATE OF MERGER

MERGING

WABTEC TRANSPORTATION TECHNOLOGIES, INC.

INTO

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

Westinghouse Air Brake Technologies Corporation, organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Westinghouse Air Brake Technologies Corporation	Delaware
Wabtec Transportation Technologies, Inc.	Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Westinghouse Air Brake Technologies Corporation.

FOURTH: That the Certificate of Incorporation of Westinghouse Air Brake Technologies Corporation, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Westinghouse Air Brake Technologies Corporation has caused this Certificate of Merger to be duly executed as of the 31st day of December.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By	/s/ Alvaro Garcia-Tunon
Name	Alvaro Garcia-Tunon
Its	Senior Vice President and Chief Financial Officer